                                                                    EXHIBIT 12.5

SUPPLEMENTAL SCHEDULE - CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES SIERRA PACIFIC DEVELOPMENT FUND
RATIO OF EARNINGS TO FIXED CHARGES:

                                                                                                 Three       Three
                                                                                                 Months      Months
                                      Year End.   Year End.   Year End.  Year End.  Year End.     End.        End.
                                         1996       1997        1998       1999       2000      3/31/00     3/31/01
                                      -----------------------------------------------------------------------------
Earnings:
  Pretax income (loss)                 $(302)      $(287)      $ (82)     $ (84)      $(233)     $(118)      $ (97)

Fixed Charges:
  Interest expense                       164         160         157        153         361         73          92
  Interest factor of rental expense      --          --          --         --          --         --          --
                                      -----------------------------------------------------------------------------
             Total fixed charges         164         160         157        153         361         73          92
                                      -----------------------------------------------------------------------------

             Total earnings             (138)       (127)         75         69         128        (45)         (5)

             Total fixed charges         164         160         157        153         361         73          92
                                      -----------------------------------------------------------------------------

                                      -----------------------------------------------------------------------------
Ratio of earnings to fixed charges     (0.84)      (0.79)       0.48       0.45        0.35      (0.62)      (0.05)
                                      -----------------------------------------------------------------------------

                                      -----------------------------------------------------------------------------
  Deficiency to cover fixed charges      302         287          82         84         233        118          97
                                      -----------------------------------------------------------------------------